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Exhibit 99.1

Independent Auditors' Report

The Board of Directors
Pacific Energy GP, Inc.:

        We have audited the accompanying consolidated balance sheet of Pacific Energy GP, Inc. as of December 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pacific Energy GP, Inc. of December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California July 30, 2003	/s/ KPMG LLP KPMG LLP

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  Exhibit 99.1
Independent Auditors' Report